UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2019

comScore, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33520	54-1955550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of Principal Executive Offices)
(Zip Code)
(703) 438–2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On September 24, 2019, comScore, Inc. (the "Company") issued a press release announcing that the Company had finalized a settlement with the Securities and Exchange Commission (the "Commission"), resolving a previously disclosed investigation into financial accounting and disclosure practices between February 2014 and February 2016. A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01 Other Events.
As described above, on September 24, 2019, the Company announced a settlement with the Commission, resolving a previously disclosed investigation into financial accounting and disclosure practices between February 2014 and February 2016. The findings reached by the Commission related to revenue recognition and disclosure practices in 2014-2016, including contravention of civil antifraud and books and records provisions. The conduct occurred under prior management, including the Company's former Chief Executive Officer, Serge Matta. In agreeing to the terms of the settlement, which include a civil monetary penalty of $5.0 million, the Company neither admits nor denies the Commission's allegations. A separate proceeding against Mr. Matta was announced by the Commission, pursuant to which Mr. Matta has agreed to pay a clawback to the Company of $2.1 million.
The Commission considered the Company's cooperation during the investigation and its significant remedial efforts, including replacing the former Chief Executive Officer and other senior executives, constituting a new management team, implementing new and extensive internal control procedures and policies, and implementing a new, comprehensive compliance management system. In its order, the Commission also noted that all senior management and directors who were with the Company at the time of the conduct described in the order are no longer with the Company.
The Company's first payment of $2.1 million is due within 30 days of the Commission's order and will be followed by three equal payments of the remaining amount plus post-judgment interest due 120, 240, and 360 days after the entry of the Commission's order. Mr. Matta's $2.1 million clawback is due within 14 days of the Commission's order.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 24, 2019

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Dated: September 24, 2019

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